Exhibit 99.1
EVgo Inc. Reports Second Quarter 2026 Results
Total Q2 Charging Network Revenues Increased 19% Year-Over-Year

•Charging network revenue totaled $61 million in the second quarter, an increase of 19% year-over-year, representing the 18th consecutive quarter of double-digit year-over-year charging revenue growth.
•Network throughput reached 99 gigawatt-hours (“GWh”) in the second quarter, an increase of 13% year-over-year.
•Ended the second quarter with 5,380 stalls in operation, an increase of 24% year-over-year.
•Signed agreement with Tesla to deploy EVgo Superchargers

LOS ANGELES – August 5, 2026 — EVgo Inc. (Nasdaq: EVGO) (“EVgo” or the “Company”), one of the nation’s largest providers of public fast charging infrastructure for electric vehicles (EVs), announced results for the second quarter ended June 30, 2026. Management will host a webcast today at 8 a.m. ET / 5 a.m. PT to discuss EVgo’s results and other business highlights.
"EVgo delivered another quarter of solid execution, with 19% charging network revenue growth and continued expansion of our nationwide fast-charging platform," said Badar Khan, CEO of EVgo. "Our recently announced agreement with Tesla underscores the strength of our strategy and our commitment to providing widespread charging infrastructure to the growing EV driver population. Our confidence in EVgo’s long-term opportunity has never been stronger thanks to the scale of our network, our differentiated business model and strong utilization and non-dilutive financing sources. As a result, EVgo represents a uniquely differentiated growth profile at an attractive valuation for shareholders."

Business Highlights
•EVgo Superchargers: EVgo and Tesla signed an agreement to deploy EVgo-owned and branded V4 Superchargers starting in 2026. Each site is expected to have up to 20 stalls located near everyday destinations like retail shops and restaurants. EVgo Superchargers will appear on the in-car Tesla navigation and Tesla Trip Planner.
•Stall Development: Ended the second quarter with 5,380 stalls in operation. EVgo added 280 new DC fast charging stalls during the quarter offset by 175 removals of legacy equipment under the Company's Renew program.
•Average Daily Network Throughput: Average daily throughput per stall for the EVgo public network was 276 kilowatt hours per day in the second quarter of 2026, compared to 281 kilowatt hours per day in the second quarter of 2025.
•Customer Accounts: Added over 99,000 new customer accounts in the second quarter, with over 1.8 million total customer accounts at the end of the quarter.
•J3400 (NACS) Connectors: 240 NACS connectors in operation as of July 31, 2026.
•EVgo Next Generation Charging Architecture: Finalized the design of the Company's next generation charging equipment and testing underway with demonstrated high current charging on multiple vehicle models.

	Q2'26	Q2'25	Change	Q2'26 YTD	Q2'25 YTD	Change
(unaudited, dollars in thousands)
Network throughput (GWh)	99	88	13%	190	172	10%
Revenue	$82,648	$98,030	(16)%	$192,179	$173,317	11%
Gross profit	$7,342	$13,908	(47)%	$20,300	$23,231	(13)%
Gross margin	8.9%	14.2%	(530) bps	10.6%	13.4%	(280) bps
Net loss	$(46,342)	$(29,821)	55%	$(83,323)	$(56,048)	49%
Adjusted Gross Profit[1]	$26,283	$28,359	(7)%	$55,916	$53,729	4%
Adjusted Gross Margin[1]	31.8%	28.9%	290 bps	29.1%	31.0%	(190)bps
Adjusted EBITDA[1]	$(10,573)	$(1,933)	447%	$(18,050)	$(7,862)	130%
___________________________________________________________
1Non-GAAP measure. See Appendix for reconciliation.

	Q2'26	Q2'25	Change	Q2'26 YTD	Q2'25 YTD	Change
(unaudited, dollars in thousands)
Cash flows provided by (used in) operating activities	$(6,484)	$14,089	(146)%	$(41,852)	$3,843	(1189)%

GAAP capital expenditures	$33,823	$26,199	29%	$64,398	$41,191	56%
Capital offsets:
OEM infrastructure payments	1,352	1,898	(29)%	3,567	6,873	(48)%
Proceeds from capital-build funding	5,170	7,180	(28)%	8,366	9,051	(8)%
Total capital offsets	6,522	9,078	(28)%	11,933	15,924	(25)%
Capital Expenditures, Net of Capital Offsets[1]	$27,301	$17,121	59%	$52,465	$25,267	108%
___________________________________________________________
1Non-GAAP measure. See Appendix for reconciliation.

	6/30/2026	6/30/2025	Change
Stalls in operation:
EVgo public network[1]	3,930	3,480	13%
EVgo AV network[2]	120	110	9%
EVgo eXtend™ [3]	1,330	760	75%
Total stalls in operation	5,380	4,350	24%
___________________________________________________________
1 Stalls at publicly available charging stations that we own and operate on our network.
2 Stalls at charging stations that we own and operate on our network that are only available to AV fleet customers.
3 Stalls at eXtend are EV charging stations built via partnerships for use by their customers with assets serviced through, and often cobranded with, our national network.

2026 Guidance
EVgo is updating full year 2026 guidance as follows:
•Total new stalls of 1,350 - 1,625
•Total revenue of $400 – $430 million
•Adjusted EBITDA* of $(25) million – $(5) million
The Company expects Q1 and Q4 2026 to be the strongest quarters of the year for non-charging revenue.
__________________________________________________________
*A reconciliation of projected Adjusted EBITDA (non-GAAP) to net loss, the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from Adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA, please see “Definitions of Non-GAAP Financial Measures” included elsewhere in this release.

Webcast Information
A live audio webcast for EVgo’s second quarter 2026 results will be held today at 8 a.m. ET / 5 a.m. PT. The webcast will be available at investors.evgo.com.
This press release, along with other investor materials that will be used or referred to during the webcast, including a slide presentation and reconciliations of certain non-GAAP measures to their nearest GAAP measures, will also be available on that site.
About EVgo
EVgo (Nasdaq: EVGO) is one of the nation’s leading public fast charging providers. With more than 1,200 fast charging stations across 47 states, EVgo strategically deploys localized and accessible charging infrastructure by partnering with leading businesses across the U.S., including retailers, grocery stores, restaurants, shopping centers, gas stations, rideshare operators, and autonomous vehicle companies. At its dedicated Innovation Lab, EVgo performs extensive interoperability testing and has ongoing technical collaborations with leading automakers and industry partners to advance the EV charging industry and deliver a seamless charging experience.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “assume” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. You are cautioned, therefore, against relying on any of these forward-looking statements. These forward-looking statements include, but are not limited to, those perceived as express or implied statements regarding EVgo’s future financial and operating performance, including full year 2026 guidance ranges and potential drivers thereof; EVgo’s future profitability and priorities; EVgo’s long-term value creation opportunities and addressable market, including pace of deployment, scaling of NACS connectors, enhancements to the customer experience, and key agreements and partnerships, including with Tesla; EVgo’s development of next generation charging architecture and deployment of Tesla Superchargers; EVgo’s progress on its network buildout; EVgo's financing facilities, including its commercial bank facility and debt financing from the U.S. Department of Energy; and the growth of the autonomous vehicle and rideshare markets. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including changes adversely affecting EVgo’s business; EVgo’s dependence on the widespread adoption of EVs and growth of the EV and EV charging markets; EVgo’s reliance on existing project finance for the growth of its business, its ability to fully draw on its debt financing from the U.S. Department of Energy (the “DOE Loan”) and its credit facility and its ability to comply with the covenants and other terms thereof; competition from existing and new competitors; EVgo’s ability to expand into new service markets, grow its customer base and manage its operations; the risks associated with cyclical demand for EVgo’s services and vulnerability to industry downturns and regional or national downturns; fluctuations in EVgo’s revenue and operating results; unfavorable conditions or disruptions in the capital and credit markets and EVgo’s ability to obtain additional financing on commercially reasonable terms; EVgo’s ability to generate cash, service indebtedness and incur additional indebtedness; evolving domestic and foreign government laws, regulations, rules and standards that impact EVgo’s business, results of operations and financial condition, including regulations impacting the EV charging market and government programs designed to drive broader adoption of EVs and any reduction, modification or elimination of such programs, such as the enactment of the One Big Beautiful Bill Act of 2025, which addresses, among other things, the termination of the Alternative Fuel Vehicle Refueling Property Credit, other changes in policy under the current administration and 119th Congress and the potential changes in tariffs or sanctions and escalating trade wars; EVgo’s ability to adapt its assets and infrastructure to changes in industry and regulatory standards and market demands related to EV charging; impediments to EVgo’s expansion plans, including permitting and utility-related delays; EVgo’s ability to integrate any businesses it acquires; EVgo’s ability to recruit and retain experienced personnel; risks related to legal proceedings or claims, including liability claims; EVgo’s dependence on third parties, including hardware and software vendors and service providers, utilities and permit-granting entities; supply chain disruptions, elevated rates of inflation and other increases in expenses, including as a result of the implementation of tariffs by the U.S. and other countries; safety and environmental requirements or regulations that may subject EVgo to unanticipated liabilities or costs; EVgo’s ability to enter into and maintain valuable partnerships with commercial or public-entity property owners, landlords and/or tenants, original equipment manufacturers, fleet operators and suppliers; EVgo’s ability to maintain, protect and enhance EVgo’s intellectual property; EVgo’s ability to identify and complete suitable acquisitions or other strategic transactions to meet its goals and integrate key businesses it acquires; and the impact of general economic or political conditions, including associated changes in U.S. fiscal and monetary policy such as elevated interest rates, evolving tariff or other changes in trade policy and geopolitical events such as global conflict in Ukraine and tensions in the Middle East region. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) including its most recent Annual Report on Form 10-K, as well as its other SEC filings, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

EVgo Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	June 30, 2026	December 31, 2025
(in thousands)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$121,822	$151,000
Restricted cash, current	61,684	49,519
Accounts receivable, net of allowance of $32 and $75 as of June 30, 2026 and December 31, 2025, respectively	29,349	38,628
Accounts receivable, capital-build	15,481	19,461
Prepaids and other current assets	44,488	37,872
Total current assets	272,824	296,480
Restricted cash, noncurrent	14,144	10,227
Property, equipment and software, net	469,281	460,747
Operating lease right-of-use assets	114,412	102,966
Other assets	35,161	30,937
Intangible assets, net	30,031	32,421
Goodwill	31,052	31,052
Total assets	$966,905	$964,830

Liabilities, redeemable noncontrolling interest and stockholders’ deficit
Current liabilities
Accounts payable	$12,383	$7,582
Accrued liabilities	49,191	59,924
Operating lease liabilities, current	9,720	7,765
Deferred revenue, current	45,849	55,060
Warrant liabilities, at fair value	168	1,370
Long-term debt, current	3,580	2,146
Other current liabilities	3,802	1,475
Total current liabilities	124,693	135,322
Operating lease liabilities, noncurrent	108,585	96,983
Asset retirement obligations	33,411	30,868
Capital-build liability	53,374	55,820
Deferred revenue, noncurrent	41,155	47,711
Long-term debt, noncurrent	293,670	204,316
Other long-term liabilities	2,419	7,866
Total liabilities	657,307	578,886

	June 30, 2026	December 31, 2025
(in thousands, except share data)	(unaudited)

Redeemable noncontrolling interest	$330,048	$502,848

Stockholders’ deficit
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of June 30, 2026 and December 31, 2025; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 1,200,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 140,390,001 and 134,717,984 shares issued and outstanding (excluding 718,750 shares subject to possible forfeiture) as of June 30, 2026 and December 31, 2025, respectively	14	13
Class B common stock, $0.0001 par value; 400,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 172,800,000 shares issued and outstanding as of June 30, 2026 and December 31, 2025	17	17
Additional paid-in capital	—	7,753
Accumulated deficit	(20,443)	(124,687)
Accumulated other comprehensive loss	(38)	—
Total stockholders’ deficit	(20,450)	(116,904)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$966,905	$964,830

EVgo Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands, except per share data)	2026	2025	Change %	2026	2025	Change %
Revenue
Total charging network	$61,421	$51,828	19%	$117,138	$98,926	18%
Non-charging network
eXtend	18,017	37,385	(52)%	51,204	60,873	(16)%
AV and ancillary	3,210	8,817	(64)%	23,837	13,518	76%
Total non-charging network	21,227	46,202	(54)%	75,041	74,391	1%
Total revenue	82,648	98,030	(16)%	192,179	173,317	11%

Cost of sales
Charging network	39,247	32,545	21%	74,846	62,154	20%
Other	17,217	37,235	(54)%	61,615	57,635	7%
Depreciation, net of capital-build amortization	18,842	14,342	31%	35,418	30,297	17%
Total cost of sales	75,306	84,122	(10)%	171,879	150,086	15%
Gross profit	7,342	13,908	(47)%	20,300	23,231	(13)%

Operating expenses
General and administrative	44,358	40,596	9%	90,363	79,224	14%
Depreciation, amortization and accretion	3,132	4,124	(24)%	6,430	8,219	(22)%
Total operating expenses	47,490	44,720	6%	96,793	87,443	11%
Operating loss	(40,148)	(30,812)	30%	(76,493)	(64,212)	19%

Other (expense) income, net
Interest expense	(8,153)	(909)	797%	(11,123)	(1,426)	680%
Interest income	1,433	1,718	(17)%	2,813	3,412	(18)%
Other income, net	8	5	60%	18	—	*
Change in fair value of earnout liability	—	(180)	(100)%	22	568	(96)%
Change in fair value of warrant liabilities	268	360	(26)%	1,202	5,704	(79)%
Total other (expense) income, net	(6,444)	994	(748)%	(7,068)	8,258	(186)%
Loss before income tax expense	(46,592)	(29,818)	56%	(83,561)	(55,954)	49%
Income tax benefit (expense)	250	(3)	*	238	(94)	(353)%
Net loss	(46,342)	(29,821)	55%	(83,323)	(56,048)	49%
Less: net loss attributable to redeemable noncontrolling interest	(25,569)	(16,823)	52%	(46,129)	(31,688)	46%
Net loss attributable to Class A common stockholders	$(20,773)	$(12,998)	60%	$(37,194)	$(24,360)	53%

Net loss per share attributable to Class A common stockholders, basic and diluted	$(0.15)	$(0.10)		$(0.27)	$(0.18)
Weighted average Class A common stock outstanding, basic and diluted	140,364	133,484		139,153	132,644
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* Percentage greater than 999% or not meaningful.

EVgo Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
(in thousands)	2026	2025
Cash flows from operating activities
Net loss	$(83,323)	$(56,048)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation, amortization and accretion	41,848	38,516
Net loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	6,695	4,518
Share-based compensation	7,541	12,525
Bad debt expense	1,907	651
Change in fair value of earnout liability	(22)	(568)
Change in fair value of warrant liabilities	(1,202)	(5,704)
Paid-in-kind interest, amortization of deferred debt issuance costs, net of capitalized interest	8,369	1,401
Gain on sales-type lease	(4,235)	(2,500)
Other	553	83
Changes in operating assets and liabilities
Accounts receivable, net	7,372	13,337
Prepaids and other current assets and other assets	(9,331)	(4,643)
Operating lease assets and liabilities, net	2,112	(121)
Accounts payable	2,715	(4,875)
Accrued liabilities	(6,847)	8,737
Deferred revenue	(15,766)	(224)
Other current and noncurrent liabilities	(238)	(1,242)
Net cash (used in) provided by operating activities	(41,852)	3,843
Cash flows from investing activities
Capital expenditures	(64,398)	(41,191)
Proceeds from insurance for property losses	63	24
Net cash used in investing activities	(64,335)	(41,167)
Cash flows from financing activities
Proceeds from long-term debt	86,589	94,180
Payments on long-term debt	(500)	—
Proceeds from capital-build funding	8,366	9,051
Payments of withholding tax on net issuance of restricted stock units	(991)	(529)
Payments of deferred debt issuance costs	(373)	(2,513)
Net cash provided by financing activities	93,091	100,189
Net (decrease) increase in cash, cash equivalents and restricted cash	(13,096)	62,865
Cash, cash equivalents and restricted cash, beginning of period	210,746	120,512
Cash, cash equivalents and restricted cash, end of period	$197,650	$183,377

Use of Non-GAAP Financial Measures
To supplement EVgo’s financial information, which is prepared and presented in accordance with GAAP, EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results.
EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business.
For more information on these non-GAAP financial measures, including reconciliations to the most comparable GAAP measures, please see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”
Definitions of Non-GAAP Financial Measures
This release includes the following non-GAAP financial measures, in each case as defined below: “Charging Network Gross Profit,” “Charging Network Gross Margin,” “Adjusted Cost of Sales,” “Adjusted Cost of Sales as a Percentage of Revenue,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “Adjusted General and Administrative Expenses,” “Adjusted General and Administrative Expenses as a Percentage of Revenue,” “EBITDA,” “EBITDA Margin,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” and “Capital Expenditures, Net of Capital Offsets.” With respect to Capital Expenditures, Net of Capital Offsets, pursuant to the terms of certain OEM contracts, EVgo is paid well in advance of when revenue can be recognized, and usually, the payment is tied to the number of stalls that are complete under the applicable contractual arrangement while the related revenue is deferred at the time of payment and is recognized as revenue over time as EVgo provides charging and other services to the OEM and the OEM’s customers. EVgo management therefore uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business, including the cash used for, and the return on, its investment in its charging infrastructure. EVgo believes that these measures are useful to investors in evaluating EVgo’s performance and help to depict a meaningful representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future.
Charging Network Gross Profit, Charging Network Gross Margin, Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit (Loss), Adjusted Gross Margin, Adjusted General and Administrative Expenses, Adjusted General and Administrative Expenses as a Percentage of Revenue, EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Capital Expenditures, Net of Capital Offsets are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.
EVgo defines Charging Network Gross Profit as total charging network revenue less charging network cost of sales. EVgo defines Charging Network Gross Margin as Charging Network Gross Profit divided by total charging network revenue. EVgo defines Adjusted Cost of Sales as cost of sales before (i) depreciation, net of capital-build amortization, and (ii) share-based compensation. EVgo defines Adjusted Cost of Sales as a Percentage of Revenue as Adjusted Cost of Sales as a percentage of revenue. EVgo defines Adjusted Gross Profit (Loss) as revenue less Adjusted Cost of Sales. EVgo defines Adjusted Gross Margin as Adjusted Gross Profit (Loss) as a percentage of revenue. EVgo defines Adjusted General and Administrative Expenses as general and administrative expenses before (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) bad debt expense (recoveries), and (iv) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted General and Administrative Expenses as a Percentage of Revenue as Adjusted General and Administrative Expenses as a percentage of revenue. EVgo defines EBITDA as net income (loss) before (i) depreciation, net of capital-build amortization, (ii) amortization, (iii) accretion, (iv) interest expense, (v) interest income, and (vi) income tax expense (benefit). EVgo defines EBITDA Margin as EBITDA as a percentage of revenue. EVgo defines Adjusted EBITDA as EBITDA plus (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) loss (gain) on investments, (iv) bad debt expense (recoveries), (v) change in fair value of earnout liability, (vi) change in fair value of warrant liabilities, and (vii) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. EVgo defines Capital Expenditures, Net of Capital Offsets as capital expenditures adjusted for the following capital offsets: (i) all payments under OEM infrastructure agreements excluding any amounts directly attributable to OEM customer charging credit programs and pass-through of non-capital expense reimbursements, (ii) proceeds from capital-build funding and (iii) proceeds from the transfer of 30C income tax credits, net of transaction costs. The tables below present quantitative reconciliations of these measures to their most directly comparable GAAP measures as described in this paragraph.

Reconciliations of Non-GAAP Financial Measures
The following unaudited table presents a reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP measure:

	Three Months Ended June 30,			Six Months Ended June 30,
(unaudited, dollars in thousands)	2026	2025	Change	2026	2025	Change
GAAP revenue	$82,648	$98,030	(16)%	$192,179	$173,317	11%

GAAP net loss	$(46,342)	$(29,821)	55%	$(83,323)	$(56,048)	49%
GAAP net loss margin	(56.1)%	(30.4)%	(2,570) bps	(43.4)%	(32.3)%	(1,110) bps

EBITDA adjustments:
Depreciation, net of capital-build amortization	$18,993	$14,417	32%	$35,767	$30,456	17%
Amortization	2,263	3,330	(32)%	4,567	6,754	(32)%
Accretion	719	719	—%	1,514	1,306	16%
Interest expense	8,153	909	797%	11,123	1,426	680%
Interest income	(1,433)	(1,718)	(17)%	(2,813)	(3,412)	(18)%
Income tax (benefit) expense	(250)	3	*	(238)	94	(353)%
Total EBITDA adjustments	28,445	17,660	61%	49,920	36,624	36%
EBITDA	$(17,897)	$(12,161)	47%	$(33,403)	$(19,424)	72%
EBITDA Margin	(21.7)%	(12.4)%	(930) bps	(17.4)%	(11.2)%	(620) bps

Adjusted EBITDA Adjustments:
Share-based compensation	$3,296	$7,031	(53)%	$7,541	$12,525	(40)%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	2,934	3,319	(12)%	6,695	4,518	48%
Bad debt expense	918	58	*	1,907	651	193%
Change in fair value of earnout liability	—	180	*	(22)	(568)	*
Change in fair value of warrant liabilities	(268)	(360)	(26)%	(1,202)	(5,704)	(79)%
Severance and related expenses	117	—	*	117	—	*
Executive transition costs	327	—	*	327	—	*
Other¹	—	—	*	(10)	140	*
Total Adjusted EBITDA adjustments	7,324	10,228	(28)%	15,353	11,562	33%
Adjusted EBITDA	$(10,573)	$(1,933)	447%	$(18,050)	$(7,862)	130%
Adjusted EBITDA Margin	(12.8)%	(2.0)%	(1,080) bps	(9.4)%	(4.5)%	(490) bps
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1 For the six months ended June 30, 2025, comprised primarily of nonrecurring professional fees related to the Secondary Offering, which closed on December 18, 2024.
* Percentage greater than 999% or not meaningful.

The following unaudited table presents a reconciliation of Charging Network Gross Profit and Charging Network Gross Margin to the most directly comparable GAAP measures:

	Three Months Ended June 30,			Six Months Ended June 30,
(unaudited, dollars in thousands)	2026	2025	Change	2026	2025	Change
GAAP total charging network revenue	$61,421	$51,828	19%	$117,138	$98,926	18%
GAAP charging network cost of sales	39,247	32,545	21%	74,846	62,154	20%
Charging Network Gross Profit	$22,174	$19,283	15%	$42,292	$36,772	15%
Charging Network Gross Margin	36.1%	37.2%	(110) bps	36.1%	37.2%	(110) bps
The following unaudited table presents a reconciliation of Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP measures:

	Three Months Ended June 30,			Six Months Ended June 30,
(unaudited, dollars in thousands)	2026	2025	Change	2026	2025	Change
GAAP revenue	$82,648	$98,030	(16)%	$192,179	$173,317	11%
GAAP cost of sales	75,306	84,122	(10)%	171,879	150,086	15%
GAAP gross profit	$7,342	$13,908	(47)%	$20,300	$23,231	(13)%
GAAP cost of sales as a percentage of revenue	91.1%	85.8%	530 bps	89.4%	86.6%	280 bps
GAAP gross margin	8.9%	14.2%	(530) bps	10.6%	13.4%	(280) bps

Adjusted Cost of Sales adjustments
Depreciation, net of capital-build amortization	$18,842	$14,342	31%	$35,418	$30,297	17%
Share-based compensation	99	109	(9)%	198	201	(1)%
Total Adjusted Cost of Sales adjustments	$18,941	$14,451	31%	$35,616	$30,498	17%

Adjusted Cost of Sales	$56,365	$69,671	(19)%	$136,263	$119,588	14%
Adjusted Cost of Sales as a Percentage of Revenue	68.2%	71.1%	(290) bps	70.9%	69.0%	190 bps

Adjusted Gross Profit	$26,283	$28,359	(7)%	$55,916	$53,729	4%
Adjusted Gross Margin	31.8%	28.9%	290 bps	29.1%	31.0%	(190) bps

The following unaudited table presents a reconciliation of Adjusted General and Administrative Expenses and Adjusted General and Administrative Expenses as a Percentage of Revenue to the most directly comparable GAAP measures:

	Three Months Ended June 30,			Six Months Ended June 30,
(unaudited, dollars in thousands)	2026	2025	Change	2026	2025	Change
GAAP revenue	$82,648	$98,030	(16)%	$192,179	$173,317	11%

GAAP general and administrative expenses	$44,358	$40,596	9%	$90,363	$79,224	14%
GAAP general and administrative expenses as a percentage of revenue	53.7%	41.4%	1,230 bps	47.0%	45.7%	130 bps

Adjustments:
Share-based compensation	3,197	6,922	(54)%	7,343	12,324	(40)%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	2,934	3,319	(12)%	6,695	4,518	48%
Bad debt expense	918	58	*	1,907	651	193%
Severance and related expenses	117	—	*	117	—	*
Executive transition costs	327	—	*	327	—	*
Other[1]	—	—	*	(10)	140	(107)%
Total adjustments	7,493	10,299	(27)%	16,379	17,633	(7)%
Adjusted General and Administrative Expenses	$36,865	$30,297	22%	$73,984	$61,591	20%
Adjusted General and Administrative Expenses as a Percentage of Revenue	44.6%	30.9%	1,370 bps	38.5%	35.5%	300 bps
___________________________________________________________
1For the six months ended June 30, 2025, comprised primarily of nonrecurring professional fees related to the Secondary Offering, which closed on December 18, 2024.
* Percentage greater than 999% or not meaningful.

The following unaudited table presents a reconciliation of Capital Expenditures, Net of Capital Offsets, to the most directly comparable GAAP measure:

	Three Months Ended June 30,			Six Months Ended June 30,
(dollars in thousands)	2026	2025	Change	2026	2025	Change
GAAP capital expenditures	$33,823	$26,199	29%	$64,398	$41,191	56%

Capital offsets:
OEM infrastructure payments	1,352	1,898	(29)%	3,567	6,873	(48)%
Proceeds from capital-build funding	5,170	7,180	(28)%	8,366	9,051	(8)%
Total capital offsets	6,522	9,078	(28)%	11,933	15,924	(25)%
Capital Expenditures, Net of Capital Offsets	$27,301	$17,121	59%	$52,465	$25,267	108%

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